SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):
September 6, 2000

PacifiCorp

(Exact name of registrant as specified in its charter)
State of Oregon (State of Incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)
825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip code)

Registrant's telephone number, including area code:
(503) 813-5000

(Former Name or Former Address, if changed since last report)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          PacifiCorp's indirect wholly-owned subsidiary, PacifiCorp International Group Holdings Company, completed the sale of its indirect ownership of Powercor Australia Ltd. ("Powercor") to Cheung Kong Infrastructure and Hongkong Electric Holdings on September 6, 2000. Pursuant with the Share Sale Agreement dated August 2, 2000, Cheung Kong Infrastructure and Hongkong Electric Holdings acquired all the stock of PacifiCorp's subsidiaries holding the Australian operations ("Australian Operations") for approximately AU$2.3 billion in cash, which includes the assumption of Powercor's debt. PacifiCorp and its subsidiaries (the "Company") recorded an after-tax impairment loss of approximately $188 million in the first quarter of 2001 in anticipation of the sale. The loss on sale will be determined when all selling expenses and other adjustments have been finalized. Of the estimated $673 million in net sales proceeds, which are subject to final selling expenses and other adjustments, $350 million will be lent to a directly owned subsidiary of Scottish Power plc. The remaining proceeds of $323 million are expected to be used to repay debt of the Company. The sale price was determined in arm's length negotiations.

          The binding offer from Cheung Kong Infrastructure and Hongkong Electric Holdings for PacifiCorp's indirect ownership of a 19.9% interest in the Hazelwood Power Partnership ("Hazelwood") is still subject to a pre-emptive rights process. The Hazelwood sale is expected to conclude later this year.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (b)  Pro forma financial information.

               1.  Unaudited pro forma condensed consolidated income
                   statements for the year ended March 31, 2000.

               2.  Unaudited pro forma condensed consolidated balance
                   sheet and income statement as of and for the three
                   months ended June 30, 2000.

          (c)  Exhibits.

               99(a)  Scottish Power plc news release issued September 8, 2000.

               99(b)  Scottish Power plc news release issued August 3, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
PACIFICORP (Registrant) By /s/ROBERT R. DALLEY Robert R. Dalley Controller

Date:       September 18, 2000

Pro Forma Condensed Consolidated Statement of Income
For the Year Ended March 31, 2000
(Millions of Dollars)
(Unaudited)

Historical
	Consolidated PacifiCorp	Australian Operations	Pro Forma
REVENUES	$3,986.9	$ (617.6)	$3,369.3
EXPENSES Purchased power Other operations and maintenance Depreciation and amortization Administrative and general Taxes, other than income taxes TOTAL	1,217.8 1,212.8 467.5 282.3 101.4 3,281.8	(260.0) (104.3) (57.9) (68.8) (1.5) (492.5)	957.8 1,108.5 409.6 213.5 99.9 2,789.3
INCOME FROM OPERATIONS	705.1	(125.1)	580.0
INTEREST EXPENSE AND OTHER Interest expense Interest capitalized ScottishPower merger costs Other (income)/expense - net TOTAL	341.4 (20.2) 195.5 (28.2) 488.5	(58.4) - - (3.6) (62.0)	283.0 (20.2) 195.5 (31.8) 426.5
Income from continuing operations before income taxes Income tax expense	216.6 134.0	(63.1) (24.1)	153.5 109.9
INCOME FROM CONTINUING OPERATIONS	$ 82.6	$ (39.0)	$ 43.6
EARNINGS ON COMMON STOCK	$ 64.8	$ (39.0)	$ 25.8

See accompanying Notes to the Pro Forma Condensed Consolidated
Financial Statements

Pro Forma Condensed Consolidated Statement of Income
For the Three Months Ended June 30, 2000
(Millions of Dollars)
(Unaudited)

Historical
	Consolidated PacifiCorp	Australian Operations	Pro Forma
REVENUES	$1,029.5	$ (154.2)	$ 875.3
EXPENSES Purchased power Other operations and maintenance Depreciation and amortization Administrative and general Taxes, other than income taxes TOTAL	391.9 284.6 116.2 63.2 24.9 880.8	(58.4) (27.1) (14.2) (21.1) (0.4) (121.2)	333.5 257.5 102.0 42.1 24.5 759.6
Other operating income Impairment of Australian assets (LOSS) INCOME FROM OPERATIONS	3.4 (175.8) (23.7)	- 203.1 170.1	3.4 27.3 146.4
INTEREST EXPENSE AND OTHER Interest expense Interest capitalized Other (income)/expense - net TOTAL	82.4 (3.0) (6.3) 73.1	(15.0) - (1.5) (16.5)	67.4 (3.0) (7.8) 56.6
(Loss) income from continuing operations before income taxes Income tax expense	(96.8) 37.9	186.6 (6.3)	89.8 31.6
NET (LOSS) INCOME	$ (134.7)	$ 192.9	$ 58.2
(LOSS) EARNINGS ON COMMON STOCK	$ (139.3)	$ 192.9	$ 53.6

See accompanying Notes to the Pro Forma Condensed Consolidated
Financial Statements

Pro Forma Condensed Consolidated Balance Sheet
June 30, 2000
(Millions of Dollars)
(Unaudited)

	Historical		Eliminations of Affiliated Balances(a)	Other Consolidation Adjustments(b)	Pro Forma
	Consolidated PacifiCorp	Australian Operations
ASSETS Current Assets Property, Plant and Equipment Accumulated Depreciation and Amortization Other Assets Total Assets	$ 1,187.1 13,811.2 (4,811.0) 2,063.5 $12,250.8	$ 475.2 (1,204.4) 189.4 (280.9) $ (820.7)	$ 35.3 $ 35.3	$ (249.1) $ (249.1)	$ 1,448.5 12,606.8 (4,621.6) 1,782.6 $11,216.3

LIABILITIES AND
  SHAREHOLDERS' EQUITY
  Current Liabilities
  Deferred Credits
  Long-Term Debt
  Guaranteed Preferred
    Beneficial Interests in
    Company's Junior
    Subordinated Debentures
  Preferred Stock Subject to
    Mandatory Redemption
  Preferred Stock
  Common Equity

    Total Liabilities and
      Shareholders' Equity

	$ 1,604.9 2,628.5 3,976.2 341.0 175.0 41.5 3,483.7 $12,250.8	$ (166.5) 30.6 (749.9) - - - 65.1 $ (820.7)	$ 35.3 - - - $ 35.3	$ (149.8) (99.3) - - - - $ (249.1)	$ 1,323.9 2,659.1 3,127.0 341.0 175.0 41.5 3,548.8 $11,216.3

See accompanying Notes to the Pro Forma Condensed Consolidated
Financial Statements

PACIFICORP
Notes to Pro forma Condensed Consolidated Financial Statements

The Company's unaudited pro forma condensed consolidated financial statements give effect to the disposal of Australian Operations as if such transaction had occurred, for statements of consolidated income for the year ended March 31, 2000, and the three months ended June 30, 2000 as of April 1, 1999, and for the consolidated balance sheet as of June 30, 2000. Australian Operations, as listed in the pro forma condensed consolidated financial statements, includes the sale of Powercor and the 19.9% ownership interest in Hazelwood. The sale of Powercor has been completed, but the sale of Hazelwood is subject to a pre-emptive rights process, which is expected to conclude later this year. The Company anticipates no variance between the sale of Hazelwood to Cheung Kong Infrastructure and Hongkong Electric Holdings, or to the pre-emptive rights holders.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and notes in the Company's 2000 Annual Report on Form 10-K. The pro forma information shown is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

The accompanying pro forma condensed consolidated income statements consist of the historical income statements of the Company for the year ended March 31, 2000 and the three months ended June 30, 2000 less the historical income statements of Australian Operations. Certain additional adjustments should be considered.

 (i)  Effect on the year ended March 31, 2000:

      Assuming that Australian Operations was sold for its net book value of $798 million on April 1, 1999, financing agreements would have required $250 million of debt repayment resulting in estimated interest savings of $18 million and increased earnings on common stock of $11 million. If $50 million of proceeds available to the
      Company had been used to repay debt, the additional interest expense reduction would have been $4 million and earnings on common stock would have increased an additional $3 million. Assuming the remaining proceeds were loaned to an affiliated entity, the interest income increase would have been $28 million and earnings on common stock would have increased an additional $17 million.

(ii)  Effect on the three months ended June 30, 2000:

      Assuming that Australian Operations was sold for net book value of $798 million on April 1, 1999, financing agreements would have required $250 million of debt repayment resulting in estimated interest savings of $5 million and increased earnings on common stock of $3 million. If $50 million of proceeds available to the
      Company had been used to repay debt, the additional interest expense reduction would have been $1 million, and earnings available on common would have increased an additional $1 million. Assuming the remaining proceeds were loaned to an affiliated entity, the interest income increase would have been $8 million and earnings on common stock would have increased an additional $5 million.

The accompanying pro forma condensed consolidated balance sheet as of March 31, 2000 consists of the historical unaudited balance sheet of the Company, less the historical unaudited balance sheet of Australian Operations, plus the elimination of affiliated transactions and certain pro forma adjustments described below:

(a)  Affiliated balances between the Company and Australian Operations, eliminated in the consolidation process, were restored on the pro forma balance sheet.

(b)  PacifiCorp Group Holdings Company financing agreements require repayment of long-term debt upon the sale of Australian assets.